As filed with the Securities and Exchange Commission on March 12, 1997

                                                        Registration No. 33-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington D.C. 20549
                     ___________________________

                               FORM S-8
                        Registration Statement
                                Under
                      The Securities Act of 1933
                      _________________________

                        SUNDSTRAND CORPORATION
        (Exact name of registrant as specified in its charter)
          Delaware                                 36-1840610
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)

                        Sundstrand Corporation
                         4949 Harrison Avenue
                            P.O. Box 7003
                    Rockford, Illinois  61125-7003

        (Address of principal executive offices and zip code)

       SUNDSTRAND CORPORATION MANAGEMENT STOCK PERFORMANCE PLAN
                       (Full title of the plan)

                         Richard M. Schilling
                        Sundstrand Corporation
                         4949 Harrison Avenue
                            P.O. Box 7003
                   Rockford, Illinois   61125-7003
               (Name and address of agent for service)

                            (815) 226-6000
    (Telephone number, including area code, of agent for service)

APPROXIMATE DATE OF PROPOSED SALE: From time to time after the effective date of this Registration Statement.

                   CALCULATION OF REGISTRATION FEE

  Title of             Amount        Proposed            Proposed           Amount of
Securities to           to be     Maximum Offering   Maximum Aggregate     Registration
be Registered        Registered   Price Per Share     Offering Price            Fee
---------------------------------------------------------------------------------------
Common Stock,    3,000,000 shares  (1) $43.75       (1) $131,250,000    (1) $45,258.62
$ .50 par value
---------------------------------------------------------------------------------------
Common Stock            (2)              (2)                (2)              (2)
Purchase
Rights
---------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 of the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee, assuming that the price of the Common Stock is $43.75 per share, the average of the high and low sales prices on the New York Stock Exchange on March 7, 1997.

(2) There are hereby registered Common Stock Purchase Rights ("Rights"), which Rights are related to shares of Common Stock in the ratio of one Right to one share, are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Rights is reflected in the market value of the related shares of Common Stock and, therefore, the inclusion of the Rights does not increase the proposed maximum aggregate offering price under this Registration Statement. Consequently, there is no additional registration fee payable for the registration of such Rights.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant   Information  and   Employee   Plan   Annual
          Information.*


*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 ("1933 Act") and the note to Part I of Form S-8.



                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which is dated March 5, 1997, File No. 1-5358.

(b) The description of the Registrant's Common Stock, $.50 par value per share ("Common Stock"), which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 ("1934 Act"), including any amendments or reports filed for the purpose of updating such description.

(c) The description of the Rights contained in the Registrant's Registration Statement on Form 8-A dated April 18, 1986, as amended by Amendment No. 1 on Form 8 dated December 18, 1987, Amendment No. 2 on Form 8-A/A dated November 27, 1995, and
     Amendment No. 3 on Form 8-A12B/A dated May 10, 1996, and including any amendment or report filed for the purpose of further updating such description.



(d) All other reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

                Not applicable.


Item 5.   Interests of Named Experts and Counsel.

                Not applicable.


Item 6.   Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of Delaware provides that a corporation created thereunder may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director or officer of another corporation or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, subject to certain limitations referred to therein.

       Article  VI  of  the  Registrant's  By-Laws  provides   for
indemnification of directors and officers as follows:



          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

           The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, and with respect to the Employee Retirement Income Security Act of 1974, or any other applicable laws, as from time to time in effect, indemnify any officer, director or employee of the Corporation or an affiliated corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving at the request of the Corporation as an individual Trustee, Committee member, administrator or fiduciary of a pension or other benefit plan for employees of the Corporation, or of an affiliated corporation or other enterprise.

           Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.



           The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, to any person who is or was a party or is threatened to be made a party to any such threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by applicable laws.

     Article Sixteenth of the Registrant's Restated Certificate of Incorporation provides that "No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may thereafter be amended. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article."



Item 7.   Exemption from Registration Claimed.

                Not applicable.



Item 8.   Exhibits

          The exhibits filed herewith are set forth in the Exhibit Index filed as part of this Registration Statement on pages II-9 - II-11 hereof.


Item 9.   Undertakings.

     A.   Undertaking Pursuant to Rule 415:

                The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of Common Stock are being made under the Management Stock Performance Plan, a post-effective amendment to this Registration Statement:

                (i)    (Not applicable);

                (ii)   (Not applicable);

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the
     Registration  Statement  or  any  material  change  to   such
     information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     B. Undertaking Regarding Documents Subsequently Filed Under the 1934 Act:

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and


the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     C.   Undertaking Regarding Indemnification:

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the  opinion  of  its  counsel  the matter  has  been  settled  by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                            SIGNATURES


       The  Registrant.  Pursuant  to  the  requirements  of   the
Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on March 6, 1997.

                              SUNDSTRAND CORPORATION



                              By: /s/ Paul Donovan
                                  --------------------------------
                                      Paul Donovan
                                      Executive Vice President and
                                      Chief Financial Officer and
                                      Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 1997.


Robert H. Jenkins*                      President and Chief Executive Officer
-------------------------
Robert H. Jenkins


/s/ Paul Donovan                        Executive Vice President and
-------------------------               Chief Financial Officer and Treasurer
Paul Donovan


DeWayne J. Fellows*                     Vice President and Controller
-------------------------
DeWayne J. Fellows


Don R. O'Hare*                          Chairman of the Board
-------------------------
Don R. O'Hare


Richard A. Abdoo*                       Director
-------------------------
Richard A. Abdoo


J. P. Bolduc*                           Director
-------------------------
J. P. Bolduc


Gerald Grinstein*                       Director
-------------------------
Gerald Grinstein


Charles Marshall*                       Director
-------------------------
Charles Marshall


Donald E. Nordlund*                     Director
-------------------------
Donald E. Nordlund


Berger G. Wallin*                       Director
-------------------------
Berger G. Wallin


*By:/s/ Paul Donovan                    March 6, 1997
-------------------------
Paul Donovan, Attorney-in-Fact


      Paul Donovan, by signing his name hereto, does hereby sign this document on behalf of each of the persons whose name appears above with an asterisk, pursuant to powers of attorney executed by such persons, which are included as Exhibit 24 to this Registration Statement.



                           EXHIBIT INDEX


Exhibit
Number       Description of Exhibit
-------      ----------------------

4(a)         Registrant's    Management    Stock
             Performance Plan.

4(b)         Credit   Agreement  dated   as   of
             January  28, 1993, among Registrant
             and   seven   banking  institutions
             including  Morgan  Guaranty   Trust
             Company  of  New  York,  as   Agent
             (filed   as   Exhibit   (4)(a)   to
             Registrant's Annual Report on  Form
             10-K  for  the  fiscal  year  ended
             December 31, 1992, File No. 1-5358,
             and    incorporated    herein    by
             reference); Amendment No.  1  dated
             October 15, 1993, and Amendment No.
             2  dated October 31, 1994,  to  the
             Credit  Agreement (filed as Exhibit
             (4)(b)   to   Registrant's   Annual
             Report  on Form 10-K for the fiscal
             year  ended December 31, 1994, File
             No. 1-5358, and incorporated herein
             by reference); and Amendment No.  3
             dated  November 30,  1995,  to  the
             Credit  Agreement (filed as Exhibit
             (4)(c)   to   Registrant's   Annual
             Report  on Form 10-K for the fiscal
             year  ended December 31, 1995, File
             No. 1-5358, and incorporated herein
             by   reference);  and  Amended  and
             Restated  Credit  Agreement   dated
             December  16, 1996, to  the  Credit
             Agreement (filed as Exhibit  (4)(a)
             to  Registrant's Annual  Report  on
             Form 10-K for the fiscal year ended
             December 31, 1996, File No. 1-5358,
             and    incorporated    herein    by
             reference).


4(c)         Second  Amended and Restated Rights
             Agreement  between  Registrant  and
             Harris  Trust and Savings Bank,  as
             Rights  Agent, dated  November  21,
             1995   (filed  as  Exhibit   1   to
             Registrant's Form 8-A/A  (Amendment
             No.  2)  dated November  27,  1995,
             File  No.  1-5358, and incorporated
             herein  by  reference);  and  First
             Amendment  to  Second  Amended  and
             Restated  Rights  Agreement,  dated
             February 20, 1996 (filed as Exhibit
             (4)(e)   to   Registrant's   Annual
             Report  on Form 10-K for the fiscal
             year  ended December 31, 1995, File
             No. 1-5358, and incorporated herein
             by reference).

4(d)         Lease  dated  as  of  December  14,
             1987,   between   Registrant    and
             Greyhound  Real  Estate  Investment
             Six,  Inc. (filed as Exhibit (4)(f)
             to  Registrant's Annual  Report  on
             Form 10-K for the fiscal year ended
             December 31, 1987, File No. 1-5358,
             and    incorporated    herein    by
             reference).

4(e)         Note  Agreement of Registrant dated
             May  15,  1991  (filed  as  Exhibit
             (19)(c)  to Registrant's  Quarterly
             Report on Form 10-Q for the quarter
             ended  June 30, 1991, File  No.  1-
             5358,  and  incorporated herein  by
             reference); and Amendment effective
             December  31,  1991,  to  the  Note
             Agreement (filed as Exhibit (19)(c)
             to Registrant's Quarterly Report on
             Form  10-Q  for  the quarter  ended
             September  30, 1992,  File  No.  1-
             5358,  and  incorporated herein  by
             reference).

4(f)         Note  Agreement of Registrant dated
             October  31, 1991 (filed as Exhibit
             (4)(l)   to   Registrant's   Annual
             Report  on Form 10-K for the fiscal
             year  ended December 31, 1991, File
             No. 1-5358, and incorporated herein
             by  reference); and Amendment dated
             December  1,  1995,  to  the   Note
             Agreement (filed as Exhibit  (4)(l)
             to  Registrant's Annual  Report  on
             Form 10-K for the fiscal year ended
             December 31, 1995, File No. 1-5358,
             and    incorporated    herein    by
             reference).


4(g)         Note  Agreement of Registrant dated
             December 2, 1991 (filed as  Exhibit
             (4)(m)   to   Registrant's   Annual
             Report  on Form 10-K for the fiscal
             year  ended December 31, 1991, File
             No.  1-5358 and incorporated herein
             by reference).

4(h)         Amendment dated December 11,  1995,
             to   Registrant's  Note   Agreement
             dated  May  15,  1991,  as  amended
             December   31,   1991,    and    to
             Registrant's  Note Agreement  dated
             December 2, 1991 (filed as  Exhibit
             (4)(n)   to   Registrant's   Annual
             Report  on Form 10-K for the fiscal
             year  ended December 31, 1995, File
             No.  1-5358 and incorporated herein
             by reference).

23           Consent of Independent Auditors.

24           Power of Attorney.



                                                          Exhibit 4(a)

                      SUNDSTRAND CORPORATION
                 MANAGEMENT STOCK PERFORMANCE PLAN

                    Effective November 19, 1996


         ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan. Sundstrand Corporation, a Delaware corporation (the "Company), hereby establishes a stock performance compensation plan to be known as the "Sundstrand Corporation Management Stock Performance Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of
Nonqualified   Stock   Options,  Incentive  Stock   Options,   and
Restricted Stock.

      The Plan shall be effective as of November 19, 1996 (the "Effective Date"), and shall remain in effect as provided in
Section 1.3 herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants an incentive for outstanding performance.

      The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operations are largely dependent.

1.3 Duration of the Plan. Subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article 11 herein, the Plan shall remain in effect until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after November 19, 2006.

                      ARTICLE 2.  DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meaning set forth below:

          (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Stock.

          (b) "Board" means the Board of Directors of the Company.

          (c)  "Change in Control" means any of the following events:

               (i) The acquisition (other than from the Company) by any person (as such term is defined in Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding voting securities; or

               (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company's stockholders, of any new Director was approved by a vote of a majority of the Incumbent Board, and such new Director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

               (iii) Approval by stockholders of the Company of (A) a
                     merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or
                     (B) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subsection
                     (i), solely because thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership ownership of stock in the Company immediately prior to such acquisition.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e)  "Committee" means the committee specified in Article 3.

          (f) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

          (g)  "Early   Retirement"  shall  mean  an  Employee's
               eligibility to receive an early retirement benefit from any retirement plan maintained by the Company or any Subsidiary.

          (h)  "Employee"   means   any  full-time   managerial,
               supervisory or professional employee of the Company or of the Company's Subsidiaries. "Employee" does not include any director or elected officer of the Company.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (j) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices for Shares on the nearest day before and the nearest day after the relevant date, as determined by the CEO.

          (k)  "Incentive Stock Option" or "ISO" means an  option
               to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock option and is intended to meet the requirements of Section 422 of the Code.

          (l) "Insider" shall mean an Employee who is, on the relevant date, an elected officer of the Company.

          (m) "Noninsider" means an Employee who is not, on the relevant date, an Insider, as determined by the General Counsel of the Company or his designee.

          (n)  "Nonqualified Stock Option" or  "NQSO"  means
               an option to purchase Shares granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

          (o) "Normal Retirement" shall mean an Employee's eligibility to receive a normal retirement benefit from any retirement plan maintained by the Company or any Subsidiary.

          (p)  "Option"  means an Incentive  Stock  Option  or  a
               Nonqualified Stock Option.

          (q) "Option Certificate" means a certificate setting forth the terms and provisions applicable to Options granted to Participants.

          (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

          (s) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

          (t)  "Period  of Restriction" means the  period  during
               which   the  transfer of Shares of Restricted  Stock  is
               limited in some way, as provided in this Plan.

          (u)  "Restricted Stock" means an Award granted under  Article
               7 herein.

          (v)  "Restricted  Stock  Certificate"   means   a
               certificate setting forth the terms and provisions applicable to Restricted Stock granted to Participants.

          (w) "Restricted Stock Price" means the price at which a Share may be purchased by a Participant pursuant to a Restricted Stock grant.

          (x)  "Shares" means shares of common stock of the Company.

          (y) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                    ARTICLE 3.  ADMINISTRATION

3.1 Authority of the CEO. The CEO shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan, and subject to the provisions of Article 11 herein, to amend the terms and conditions of any outstanding Award consistent with the Plan.

3.2 The Committee. The Plan shall be administered by the Employee Benefit Committee which is appointed by the Finance Committee of the Board or by any other Committee appointed by the Board.

3.3 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Certificate of Incorporation or the By-Laws of the Company, and subject to provisions herein, to construe and interpret the Plan and any agreement or instrument entered into under the Plan; and to establish, amend, or waive rules and regulations for the Plan's administration. The Committee may make arrangements for the cashless exercise of any Options issued hereunder. The Committee may delegate its authority as permitted hereunder.

3.4 Decisions Binding. All determinations and decisions made by the CEO or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and its successors or assigns, and on its stockholders, Employees, Participants, and their respective estates and beneficiaries.

              ARTICLE 4.  SHARES SUBJECT TO THE PLAN

4.1   Number  of  Shares.  Subject to adjustment  as  provided  in
Section 4.2 herein, the total number of Shares available for grant under the Plan shall be 3 million Shares. These Shares may be either authorized but unissued, reacquired or a combination thereof.

4.2 Adjustments in Available Shares, Options and Restricted Share Grants. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the capital structure of the Company affecting the Shares, such adjustment shall be made in the number of Shares which may be granted under the Plan, in the maximum number of Options and the maximum number of Shares of Restricted Stock that the CEO is authorized to grant in the aggregate or grant to any one Employee in any calendar year, and in the number of and/or price of Shares subject to outstanding Options and outstanding Restricted Stock grants under the Plan, as may be determined to be appropriate and equitable by the CEO, in his sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to any Award shall always be a whole number.

             ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in this Plan are such Employees as are determined by the CEO.

5.2 Actual Participation. Subject to the provisions of the Plan, the CEO may, from time to time, select from all eligible Employees, those to whom Awards shall be granted.

                     ARTICLE 6.  STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted only to Employees, who are Noninsiders, at any time and from time to time as shall be determined by the CEO. The CEO shall have discretion in determining the number and type of Options granted to each Partici pant.

     During any calendar year of the Company, the aggregate number of Options available for grant by the CEO pursuant to this
Section 6.1 is limited to 600,000, with the number of Options which may be granted by the CEO to any one Employee during any calendar year limited to 10,000.

6.2 Option Certificate. Each Option grant shall be evidenced by an Option Certificate that shall specify the Option Price, the Option duration, the number of Shares to which the Option pertains, whether the Option is intended to be an ISO or a NQSO, and such other provisions as the CEO shall determine.

6.3 Option Price. The Option Price for each grant of an Option shall be determined by the CEO; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option shall expire at such time as the CEO shall determine at the time of grant; provided, however, that except as provided in Sections 6.8(a), (b), (c) and
(d), no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Subject to the provisions of Section 6.10, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the CEO shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Subject to such other method(s) as may have been established by the Committee, Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

      As soon as practicable after receipt of a written notifi cation of exercise and full payment, the Company shall deliver to the Participant, in the name or names designated by the Participant, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Special Restrictions on Shares Acquired Pursuant to the Exercise of an Option. The CEO may impose such restrictions on Shares acquired pursuant to the exercise of an Option under the Plan as he may deem advisable.

6.8  Termination of Employment.

          (a)  Termination   by  Normal  Retirement   or   Early
               Retirement at Age 60. In the event the employment of a Participant is terminated by reason of Normal Retirement or Early Retirement at or after attaining age 60, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such retirement, whichever period is longer.

          (b)  Termination by Early Retirement Prior to  Age  60.
               In the event the employment of a Participant is terminated by reason of Early Retirement prior to attainment of age 60, the CEO, in his sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, in which event such Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such Early Retirement, whichever period is longer.

          (c)  Termination by Death.  In the event the employment
               of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is longer, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

          (d)  Termination  by  Disability.   In  the  event  the
               employment of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately become exercisable as of the date the CEO determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the CEO determines the definition of Disability to have been satisfied, whichever period is longer.

          (e)  Employment Termination Followed by Death.  In  the
               event  that  a  Participant's employment  terminates  by
               reason   of  Normal  Retirement,  Early  Retirement   or
               Disability and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall be any time prior to their expiration date, or for one (1) year
               following  death,  whichever period  is  shorter.   Such
               Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary or by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

          (f)  Termination of Employment for Other  Reasons.   If
               the employment of a Participant shall terminate for any reason other than the reasons set forth in subsections
               (a)-(d) of this Section 6.8, the CEO, in his sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, subject to such terms as the CEO, in his sole discretion, deems appropriate. Options which are or become exercisable as of the effective date of employment termination shall remain exercisable any time prior to their expiration date, or for three (3) months after the date of employment termination, whichever period is shorter.

6.9 Forfeiture of Options. Options held by a Participant which are not exercisable as of the effective date of employment termination and which do not become exercisable pursuant to the provisions of Section 6.8 immediately shall be forfeited.

6.10 Alternate Exercisability Following Termination. With respect to Options held by a Participant as of the date of any employment
termination,   the  provisions  of  Section  6.8   regarding   the
exercisability of Options as of the date of employment termination and the provisions regarding the length of the exercise period following employment termination notwithstanding, the CEO may, in his sole discretion, provide for accelerated exercisability of all Options and an extended period of exercisability following termina tion, upon such terms and provisions as he deems appropriate; provided, however, that the period of extended exercisability shall not extend beyond the period specified in Section 6.4 herein.

6.11 Transferability of Options. Except as otherwise provided in this Section 6.11, options granted under the Plan may only be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated in accordance with the Participant's beneficiary designation, by will, or by the laws of descent and distribution.
The   CEO,   in   his  sole  discretion,  may  provide   for   the
transferability  of  Options  granted  under  the   Plan,   by   a
Participant to persons or entities on terms and conditions as may be determined by the CEO, in his sole discretion. The CEO, with respect to an Option granted under the Plan which is not transferable, may, in his sole discretion, provide for the transferability of such an Option by the Participant to persons or entities on terms and conditions as may be determined by the CEO, in his sole discretion. Any determination by the CEO to provide for the transferability of an Option by any one Participant under the Plan shall not be deemed to provide to any other Participant under the Plan a right of transferability with respect to an Option granted under the Plan to such other Participant.

                   ARTICLE 7.  RESTRICTED STOCK

7.1 Discretionary Grants of Restricted Stock. The CEO, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the CEO shall determine. During any calendar year of the Company, the aggregate number of Shares of Restricted Stock which the CEO may grant is limited to 300,000 with the number of Shares of Restricted Stock which may be granted to any one Employee during any calendar year limited to 4,000.

7.2 Restricted Stock Certificate. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the CEO shall determine.

7.3 Restricted Stock Price. The Restricted Stock Price for each grant of Restricted Stock shall be determined by the CEO, provided that the Restricted Stock Price may be less than the par value of a Share on the date of the Restricted Stock grant.

7.4 Restrictions on Transferability and Vesting. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the CEO in his sole discretion and specified in the Restricted Stock Certificate, or upon the earlier satisfaction of any other conditions as specified by the CEO in his sole discretion and set forth in the Restricted Stock Certificate. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his lifetime only to such Participant.

7.5    Other  Restrictions.   The  CEO  shall  impose  such  other
restrictions on any Shares of Restricted Stock granted pursuant to the Plan as he may deem advisable.

7.6 Escrow or Legend. In order to enforce the restrictions imposed upon Shares of Restricted Stock issued hereunder, the Committee may require any Participant to enter into an escrow agreement providing that the certificates representing Shares of Restricted Stock issued pursuant to this Article 7 shall remain in the physical custody of an escrow holder until any or all of the restrictions imposed pursuant to this Article 7 have terminated and the Committee may cause a legend or legends to be placed on any certificates representing shares issued pursuant to this
Article 7, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

7.7    Voting   Rights.    During  the  Period   of   Restriction,
Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.9  Termination of Employment.

          (a)  Termination by Reason of Normal Retirement,  Death
               or Disability. In the event the employment of a Participant who has purchased Shares of Restricted Stock hereunder terminates because of Normal Retirement, death or Disability, then the Company shall not have the right to repurchase any of such Shares of Restricted Stock purchased hereunder by such Participant and all restrictions applicable to such Shares shall immediately terminate.

          (b) Termination by Reason Other than Normal Retirement, Death or Disability. In the event the employment of a Participant who has purchased Shares of Restricted Stock hereunder terminates for any reason other than Normal Retirement, death or Disability, the Company shall have the option for ninety (90) days following such termination of employment to buy at his cost for cash all or any part of the terminating Participant's nonvested Shares of Restricted Stock.

          (c)  Alternate  Treatment of  Restricted  Stock.   With
               respect to Shares of Restricted Stock granted pursuant to Section 7.1, regardless of the provisions regarding the treatment of Shares of Restricted Stock specified in subsections (a) and (b) of this Section 7.9, the CEO shall in his sole discretion have the authority to modify the treatment of those Shares of Restricted Stock held by Participants as of the date of employment termi nation on which the restrictions have not terminated, upon such terms as the CEO deems appropriate.

                ARTICLE 8.  BENEFICIARY DESIGNATION

8.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan shall accrue in case of his death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining at the Participant's death shall accrue to the Participant's estate.

                  ARTICLE 9.  RIGHTS OF EMPLOYEES

9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

      For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

9.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having once been selected, have a right to again be selected to receive a future Award.


                  ARTICLE 10.  CHANGE IN CONTROL

10.1 Occurrence of a Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation:

          (a) Any and all Options granted hereunder shall become immediately exercisable;

          (b) Any Periods of Restriction and other restrictions imposed on Shares of Restricted Stock shall immediately terminate; and

          (c) Subject to Article 11 herein, the CEO shall have the authority to make any modifications to the Awards as determined by the CEO to be appropriate before the effective date of the Change in Control.

       ARTICLE 11.  AMENDMENT, MODIFICATION, AND TERMINATION

11.1 Amendment, Modification, and Termination. The Board at any time and from time to time may terminate, amend or modify the Plan.

                     ARTICLE 12.  WITHHOLDING

12.1 Tax Withholding. The Company shall have the power and the right as set forth in this Article 12 to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any and all Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.

12.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, upon the termination of restrictions on Restricted Stock, or upon any other taxable event hereunder, a Participant may elect, subject to the approval of the CEO, to satisfy the withholding requirement, in whole or in part, by having the Company withhold a number of Shares, the Fair Market Value of which, in itself or when added to a cash payment made by the Participant to the Company, equals the minimum statutory total tax.

                      ARTICLE 13.  SUCCESSORS

13.1 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                  ARTICLE 14.  LEGAL CONSTRUCTION

14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.3  Foreign   Employees.   To  the  extent  permissible   under
applicable law, the CEO may grant Awards to eligible Employees who are employed in locations outside of the United States. The CEO shall have the authority to modify the terms of Awards granted to such Employees in order to ensure compliance with applicable local and national law.

14.4 Governing Law. To the extent not preempted by Federal law (or foreign law, in the case of grants to Employees who are not United States residents), the Plan, and any agreement hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

14.5 Severability. In the event any provision of the Plan or any action taken thereunto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

                                                             Exhibit (23)

                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus, pertaining to the
Sundstrand Corporation Management Stock Performance Plan of our report dated January 28, 1997, with respect to the consolidated financial statements of Sundstrand Corporation and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 6, 1997

                                                     Exhibit (24)


                       POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, SUNDSTRAND CORPORATION, a Delaware corporation, does hereby nominate, constitute and appoint ROBERT H. JENKINS and PAUL DONOVAN and either or both of them, as its true and lawful attorneys-in-fact, in its name and on its behalf to file with the Securities and Exchange Commission a Registration Statement on Form S-8 and any amendments, supplements and post-effective amendments thereto, in connection with the registration under the Securities Act of 1933, as amended, of up to 3,000,000 shares of the Corporation's Common Stock, par value $.50 per share, which are available for grant under the Sundstrand Corporation Management Stock Performance Plan.

         That each of the undersigned directors and officers of said Corporation does hereby nominate, constitute and appoint ROBERT H. JENKINS and PAUL DONOVAN and either or both of them, as his true and lawful attorneys-in-fact, in his name and in the capacity indicated below, to execute the aforesaid Form S-8.

         And the undersigned do hereby authorize and direct the said attorneys-in-fact, and any one or all of them, to execute and deliver such other documents to the Securities and Exchange Commission and to take all such other action as they or any one of them may consider necessary or advisable to the end that said Form S-8 shall comply with the Securities Act of 1933, as amended, and the applicable rules, rulings and regulations of the Securities and Exchange Commission.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 18th day of February, 1997.

                                       SUNDSTRAND CORPORATION



                                       By: /s/ Robert H. Jenkins
                                           ------------------------
                                           Robert H. Jenkins
                                           President and Chief
                                           Executive Officer

(CORPORATE SEAL)

ATTEST:


/s/ Richard M. Schilling
--------------------------
Richard M. Schilling
Secretary

SIGNATURE                          TITLE
---------                          -----


/s/ Robert H. Jenkins              President and Chief Executive
-----------------------            Officer and Director
Robert H. Jenkins


/s/ Paul Donovan                   Executive Vice President and
-----------------------            Chief Financial Officer and Treasurer
Paul Donovan


/s/ DeWayne J. Fellows             Vice President and Controller
-----------------------
DeWayne J. Fellows


/s/ Don R. O'Hare                  Chairman of the Board
-----------------------
Don R. O'Hare


/s/ Richard A. Abdoo               Director
-----------------------
Richard A. Abdoo


/s/ J. P. Bolduc                   Director
-----------------------
J. P. Bolduc


/s/ Gerald Grinstein               Director
-----------------------
Gerald Grinstein


/s/ Charles Marshall               Director
-----------------------
Charles Marshall



                                   Director
-----------------------
Klaus H. Murmann

SIGNATURE                          TITLE
---------                          -----


/s/ Donald E. Nordlund             Director
-----------------------
Donald E. Nordlund


                                   Director
-----------------------
John A. Puelicher


                                   Director
-----------------------
Ward Smith


/s/ Berger G. Wallin               Director
-----------------------
Berger G. Wallin